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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A



               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

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                          VISTA ENERGY RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

              DELAWARE                               75-2766114
     (State of incorporation or            (I.R.S. Employer Identification
            organization)                              Number)




         550 WEST TEXAS AVENUE
               SUITE 700                              79701
             MIDLAND, TEXAS                        (Zip Code)
    (Address of principal executive
                offices)



      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:


          Title of each class                                              Name of each exchange on which
          to be so registered                                              each class it so be registered
          -------------------                                              ------------------------------

           COMMON STOCK, PAR                                                   AMERICAN STOCK EXCHANGE
         VALUE $0.01 PER SHARE



         If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to
General Instructions A.(c), check the following box.    [x]

         If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to
General Instruction A.(d), check the following box.              [ ]

 SECURITIES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:

                                   333-58495

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      NONE
                                (Title of Class)

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.  Description of Registrant's Securities to be Registered

         For information with respect to Vista Energy Resources, Inc.'s common stock, par value $0.01 per share (the "Common Stock"), see the information under the caption "Description of Vista Capital Stock" contained in the prospectus to be filed by Vista Energy Resources, Inc. (the "Company") pursuant to Rule 424(b) and deemed a part of the Company's Registration Statement on Form S-4 (the "Registration Statement"). The prospectus is deemed to be incorporated herein by reference. The Company has filed an application with respect to the Common Stock with, and delivered copies of the Registration Statement to, the American Stock Exchange.

Item 2.  Exhibits

         The required exhibits need not be filed because the Common Stock will be registered on the American Stock Exchange, on which no other securities of the Company are registered.




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                                   SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                  VISTA ENERGY RESOURCES, INC.



Date:    October 26, 1998         By: /s/ C. Randall Hill
                                      ------------------------------------------
                                          C. Randall Hill
                                          Chairman and Chief Executive Officer




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